UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

August 1, 2012
Date of Report (Date of Earliest Event Reported)

Hutchinson Technology Incorporated
(Exact name of Registrant as Specified in its Charter)

Minnesota	001-34838	41-0901840
(State or other jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

40 West Highland Park Drive N.E., Hutchinson, Minnesota, 55350
(Address of principal executive offices)

(320) 587-3797
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2012, our board of directors appointed Richard J. Penn to serve as our president and chief executive officer and as a director of our company, effective October 1, 2012. Mr. Penn is not expected to serve on any board committees. Mr. Penn, age 56, has served as Senior Vice President and President of our Disk Drive Components Division since March 2011. He was Senior Vice President and President of our BioMeasurement Division from April 2007 to March 2011. Prior to that, he served as Vice President of Operations from October 2003 to November 2005, and Senior Vice President and President of the Disk Drive Components Division from November 2005 to April 2007. Mr. Penn has been with our company since 1981.

On August 1, 2012, our board of directors elected Wayne M. Fortun, a director of our company and our current president and chief executive officer, to serve as chairman of our board of directors, effective October 1, 2012. Mr. Penn will succeed Mr. Fortun as the company's president and chief executive officer.

Jeffrey W. Green, a director of our company and the current chairman of our board of directors, intends to retire from all of his positions with our company, effective September 30, 2012.

A copy of the press release announcing the transitions is attached as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release dated August 6, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hutchinson Technology Incorporated

Date: August 6, 2012	/s/ DAVID P. RADLOFF
David P. Radloff
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Manner of Filing
99.1	Press release dated August 6, 2012	Filed Electronically